As filed with the Securities and Exchange Commission on March 31, 2026.

Registration No. 333-289898

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTERA MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	3751	83-4079594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5818 El Camino Real

Carlsbad, California 92008

858-371-3151

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Anthony

Co-Chief Executive Officer

Aptera Motors Corp.

5818 El Camino Real

Carlsbad, California 92008

858-371-3151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Traci M. Tomaselli, Esq.

Daniel L. Forman, Esq.

Stephen G. Zapf, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020
(646) 414-6926

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On August 27, 2025, Aptera Motors Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-289898), which was originally declared effective by the SEC on September 30, 2025 (the “Registration Statement”). The Registration Statement registered the resale of 31,741,948 shares of Class B common stock of the Company by the registered stockholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company intended to maintain the effectiveness of the Registration Statement for 90 days. Such 90-day period has lapsed, during which the Company has been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. Accordingly, the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), have been satisfied as of the date hereof and, subject to compliance with the other provisions of Rule 144, the registered stockholders may be able to sell their shares pursuant to Rule 144.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California on March 31, 2026.

APTERA MOTORS CORP.

By:	/s/ Tom DaPolito
Tom DaPolito
Interim Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No.1 to the Registration Statement.